EXHIBIT INDEX


5. Opinion of Counsel and consent to its use as to the securities being registered.

23.    Consent of Independent Auditors.

24.3   Power of Attorney to sign this Registration Statement, dated April 16,
       2003.

24.4   Power of Attorney to sign this Registration Statement, dated April 21,
       2003.